[Letterhead of dELiA*s Inc.]









June 29, 1998

American Retail Enterprises, L.P.
1620 Grand Avenue
Baldwin, New York 11510
Attention: Mr William Siegel

Re:  Amendment No. 1

Ladies and Gentlemen:

We refer you to that certain Asset Purchase Agreement dated June 1, 1998 (the "Agreement") among Screeem! Inc., a Delaware corporation, dELiA*s Inc., a Delaware corporation, American Retail Enterprises, L.P., a New York limited partnership, Retail Apparel Service Corp., a New York corporation, Landmark Pants Corp., a New York corporation, and the entities listed on Annex I to the Agreement. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Agreement.

We write to you in your capacity as Companies' Agent pursuant to Section 15.14 of the Agreement.

This is to confirm that we have agreed to amend the Agreement to change the references to "June 30, 1998" in Sections 7.4 and 14.1(c) to be references to "July 17, 1998".

This is also to advise you that, in accordance with the Agreement, we have assigned the right to acquire the Intellectual Property, and delegated related obligations, to dELiA*s Properties Inc., a Delaware corporation and an Affiliate of Parent, and that Parent remains liable under the Agreement. The relevant documents to be executed and delivered under Sections 9.8 and 10.10 of the Agreement should be conformed to this.



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Please confirm your agreement to the change and your acknowledgment of the assignment by signing and returning to us a copy of this letter.

Very truly yours,

dELiA*s INC.

By: ___________________________________
    Alex Navarro, Senior Vice President

SCREEEM! INC.

By: ___________________________________
    Alex Navarro, Senior Vice President

                                     AGREED AND ACKNOWLEDGED:


                                     AMERICAN RETAIL ENTERPRISES, L.P.
                                     As Companies' Agent
                                     By: LANDMARK PANTS CORP.
                                         General Partner


                                         By: ______________________________
                                             William Siegel, Vice President


                                         By: ______________________________
                                             Gary Sugarman, Vice President

                                     By: THE PANTS SET, INC.
                                         General Partner


                                         By: ______________________________
                                             William Siegel, President


                                         By: _______________________________
                                             Gary Sugarman, Vice President